PURCHASE REQUISITION/PURCHASE ORDER

	Buyer / Bill To:			Requisition No.		Date
	Cheniere Creole Trail Pipeline, LP 717 Texas Avenue, Suite 300 Houston, TX 77002 Phone: 713-659-1361 Fax: 713-659-5459 Attention: Al Bartz			CTP-CWC-001		1/18/2007

		Requisition Approval	Signature			Date
		Requested By
		1st Approval
Date:	1/18/07	2nd Approval

Seller:	The Bayou Companies, LLC
	5200 Curtis Lane	Purchase Order No.
	New Iberia, Louisiana 70560		PO Approval Signature			Date
	Attn: Mr. Danny Hebert, (337) 369-3761 telephone; (337) 365-9747 fax		/s/ R. Keith Teague			1-29-07
Project:	Cheniere Creole Trail Pipeline, L.P.		Seller Acceptance Signature			Date
Subject:	Concrete Weight Coating - Segment 1, Segment 2 and Spread 3A		/s/ D.A. Hebert			1-29-07

Item No.	Description	Ship Date Deadline	Qty	Unit	Base Unit Price	Extended Price
1	Pre-production purchase of raw materials (iron ore, portland cement, aggregate, etc.)	n/a	1	LS	$2,000,000.00	$2,000,000.00
2	CT Segment 1 - Continuous concrete coating; 5.5" thick, 24" cut back (-0"/+2" tolerance); 190 lb/cft density, 3,500 psi compressive strength; 42" OD x 0.617" WT pipe, 36' average joint length	Various	81,600	LF	$87.06	$7,104,096.00
3	CT Segment 1 - Continuous concrete coating; 5" thick, 24" cut back (-0"/+2" tolerance); 190 lb/cft density, 3,500 psi compressive strength; 42" OD x 0.720" WT pipe, 36' average joint length	Various	8,846	LF	$81.86	$724,133.56
4	CT Segment 1 - Continuous concrete coating; 5" thick, 24" cut back (-0"/+2" tolerance); 190 lb/cft density, 3,500 psi compressive strength; 42" OD x 0.888" WT pipe, 36' average joint length	Various	1,188	LF	$81.86	$97,249.68
5	CT Segment 2 - Continuous concrete coating; 5.5" thick, 24" cut back (-0"/+2" tolerance); 190 lb/cft density, 3,500 psi compressive strength; 42" OD x 0.600" WT pipe, 36' average joint length	Various	104,881	LF	$87.06	$9,130,939.86
6	CT Segment 2 - Continuous concrete coating; 5" thick, 24" cut back (-0"/+2" tolerance); 190 lb/cft density, 3,500 psi compressive strength; 42" OD x 0.720" WT pipe, 36' average joint length	Various	9,721	LF	$81.86	$795,761.06
7	CT Segment 2 - Continuous concrete coating; 5" thick, 24" cut back (-0"/+2" tolerance); 190 lb/cft density, 3,500 psi compressive strength; 42" OD x 0.864" WT pipe, 36' average joint length	Various	80	LF	$81.86	$6,548.80
8	CT Segment 3A - Continuous concrete coating; 5.5" thick, 24" cut back (-0"/+2" tolerance); 190 lb/cft density, 3,500 psi compressive strength; 42" OD x 0.600" WT pipe, 36' average joint length	Various	7,919	LF	$87.06	$689,428.14
9	CT Segment 3A - Continuous concrete coating; 5" thick, 24" cut back (-0"/+2" tolerance); 190 lb/cft density, 3,500 psi compressive strength; 42" OD x 0.720" WT pipe, 36' average joint length	Various	14,622	LF	$81.86	$1,196,956.92
10	Loadout of concrete coated pipe to deck barges during normal working hours ($ / linear foot)	Various	228,857	LF	$2.25	$514,928.25
				GRAND TOTAL		$22,260,042.27

Date 1/18/07	Purchase Order No. CTP-CWC-001

Notes to Seller

1	Seller shall furnish labor, equipment and materials to externally coat Buyer's line pipe with concrete weight coating at Seller's Port of New Iberia facility.

2	Buyer's Standard Terms and Conditions shall apply to this Purchase Order and are attached and incorporated herein by reference.

3	Concrete weight coating shall be applied in accordance with the following specifications which are incorporated into this Purchase Order by reference:
	a) Cheniere/Willbros Engineers, Inc. "Specification for Continuous Concrete Coatings for Line Pipe, 51520-P-051", Rev #0, dated 06/12/06
	b) Bayou's Comments to Specifications, dated 11/2706

4	Estimated production schedule below is based upon using two (2) CWC plants:
	Production Week	Beginning Date	Target Weekly Production Footage	Cumulative Production Footage
	1	3/19/2007	8,000	8,000
	2	3/26/2007	10,000	18,000
	3	4/2/2007	12,500	30,500
	4	4/9/2007	12,500	43,000
	5	4/16/2007	12,500	55,500
	6	4/23/2007	12,500	68,000
	7	4/30/2007	12,500	80,500
	8	5/7/2007	12,500	93,000
	9	5/14/2007	13,000	106,000
	10	5/21/2007	12,457	118,457
	11	5/28/2007	13,800	132,257
	12	6/4/2007	13,800	146,057
	13	6/11/2007	13,800	159,857
	14	6/18/2007	13,800	173,657
	15	6/25/2007	13,800	187,457
	16	7/2/2007	13,800	201,257
	17	7/9/2007	13,800	215,057
	18	7/16/2007	13,800	228,857

This estimated production schedule is dependent upon timely receipt of Buyer furnished pipe.

5	Production schedule and pricing is based upon continuous application of one concrete thickness (either 5" or 5.5") until completion of that requirement. If additional workscope is advised after completion of any particular concrete thickness, or necessitated by untimely receipt of Buyer furnished pipe, Buyer shall be responsible for additional plant set-up costs.

6	Prices include 90 days free storage of concrete weight coated pipe at Seller's Port of New Iberia facility.

7	Seller shall invoice Buyer according to the following payment schedule and terms:

	a) Payment 1 -	Seller shall invoice for Item No. 1 10 days following issuance of approved Purchase Order; payable within 5 days of Buyer’s receipt of invoice.

	b) Subsequent Payments -	Seller shall invoice for earned value progress payments on Item Nos. 2 through 10 on a weekly basis for coating services completed the previous week and upon submission to Buyer of the tally list of footage completed.

c) Buyer shall make payments of all undisputed amounts via wire transfer within thirty (30) days from receipt of an invoice submitted in accordance with this Purchase Order including all documentation supporting provision of the goods and services. Buyer shall be allowed a 1% discount on invoices paid within 10 days of Buyer's receipt of invoice.

e) All unit pricing, invoicing and payment shall be in U.S. dollars.

8	Seller's concrete coating prices for Items 2 through 9 include receipt, unloading and handling of coated pipe furnished by Buyer, including that arriving coated via barge as well as coated pipe ex-works from the Bayou Companies' fusion bond epoxy plant. Seller shall invoice for loadout of concrete coated pipe onto barges furnished by Buyer and/or Buyer's Lay Contractor in accordance with Item No. 10; provided however that barge preparation, dunnage and strapping is Buyer's and/or Buyer's Lay Contractor's responsibility. Seller is responsible for repair of coating damage resulting from this pipe movement and handling.

Date 1/18/07	Purchase Order No. CTP-CWC-001

Notes to Seller (continued)

9	Any movement and handling of pipe requested by Buyer in addition to that described in Note 8 shall be at Buyer's expense in accordance with the charges for extra services described in Note 11. Such additional movement requests include handling in and out of inspection units, and movement of pipe from rack to rack within the yard. Any coating damage resulting from such additional Buyer requested pipe movement and handling shall be repaired by Seller at Buyer's discretion and expense.

10	Buyer shall be responsible for any cost related to removal or disposal of dunnage or debris from Buyer's barges, and any cost related to disposal of discarded endcaps or bevel protectors.

11	Any modification to this Purchase Order shall be in accordance with Article 3 of the Terms and Conditions. Seller's schedule of charges for extra services not included in this Purchase Order pricing is as follows:

Storage Charges - Pipe may be stored free for 90 days after concrete weight coating. After 90 days, additional storage charges shall apply as listed below. These storage charges will increase by 25% for each subsequent year of storage. Buyer shall be liable for pipe movement and handling cost if Seller must relocate pipe to a remote yard. A minimum of $250 per quarter shall apply.

After 90 days	$4.00 per ton of pipe stored, per quarter
Returned pipe	$5.00 per ton of pipe stored, per quarter

Handling Charges -

Load/Unload Truck	$6.00 per ton
Handle Pipe in yard	$7.50 per ton
Load/Unload Barge*	$7.50 per ton
Unload Rail	$7.50 per ton
Handle Reject Pipe	$7.50 per ton
Minimum Movement Charge	$50 per lot

* Rate applies to scheduled barge loadouts with 48 hour notice. In the event that Buyer schedules a barge loadout and the barge(s) is not available for loading at the scheduled time, Buyer shall be responsible for cost of crew and equipment at Seller's hourly rates (4 hour minimum). If cranes are mobilized on a remote storage site based on Buyer's advisement of the loadout schedule, and loadout is subsequently delayed by Buyer, Buyer shall be responsible for crane rental rates during the period of delay.

Dunnage and Materials -

Barge dunnage, 2"x4"	$3.00 each
Barge dunnage, 4" x4"	$4.50 each
Disposal of dunnage/debris	$500 per dumpster load
Straps*	$250 each

*Seller's provision of strap/strapping services for load out onto barges shall be at request of Buyer and/or Buyer's Contractor. This extra service shall be performed under Buyer's supervision and at Buyer's cost. Seller assumes no responsibility for load once it leaves the dock.

Hourly Labor & Equipment Rates -
	NORMAL HOURS	WEEKENDS, OVERTIME & HOLIDAYS

Loadout CWC pipe Hopper barge	$650 per hour (4 hour minimum)	$950 per hour (4 hour minimum)

Remove dunnage from barge	$100 per hour	$100 per hour
Laborer w/grinder	$35 per hour	$45 per hour
Jeeping or Re-jeeping	$35 per manhour	$45 per manhour
Labor Crew Foreman	$40 per hour	$50 per hour
Unskilled Laborer	$30 per hour	$40 per hour
Welder and Equipment	$80 per hour	$100 per hour
Welder Helper	$35 per hour	$45 per hour
Forklift with Operator	$60 per hour	$80 per hour
Crane with Operator (small)	$110 per hour	$130 per hour
Crane with Operator (large)	$250 per hour	$280 per hour
Vac-u-lift with Operator	$250 per hour	$280 per hour
Water Blast with Operator	$80 per hour	$90 per hour
Steaming with Helpers	$85 per hour	$105 per hour

Date 1/18/07	Purchase Order No. CTP-CWC-001

Notes to Seller (continued)

Sub-contracted Services—Subcontracted services furnished by Seller at Buyer's request shall be invoiced at cost plus 15%.

Coating Removal—Pricing for coating removal, for reasons other than coating rejection if requested by Buyer, shall be at Buyer's expense based upon one and one-half times the application price.

Plant Set-up—If additional workscope is requested by Buyer after completion of application of any particular concrete coating thickness, Buyer shall be responsible for additional plant set-up cost of $10,000 per additional set-up required.

Miscellaneous Services
Installation of Customer furnished Bracelet Anode	$694 per anode
Application of Adhesive—10' both ends of the pipe	$46.50 per joint
Application of Full Length Adhesive	$85.70 per joint

Accounts Payable Use Only

Invoice No.	Amount	Notes

THIS PURCHASE ORDER IS GOVERNED BY THE FOLLOWING

TERMS AND CONDITIONS

1. OFFER - This Purchase Order and its attachments, if any, constitute Buyer’s offer to purchase from Seller the material, goods, services and / or other items described herein. Buyer’s offer is conditioned upon Seller’s acceptance of each of the following terms and conditions. Any modification of any term and condition by Seller shall constitute a counter offer and shall not be binding on Buyer until specifically accepted by Buyer in writing.

2. ACCEPTANCE - Acceptance by Seller of this offer to purchase shall occur at the time (a) Buyer receives a written acknowledgment of Seller’s acceptance, which may include issuance of an invoice in accordance with Section 13, (b) Seller is deemed to have accepted this offer as set forth below, or (c) Seller ships the first lot of the items or commences performance of the services ordered hereunder, whichever occurs first. In the event Seller fails to provide Buyer with a written acknowledgment of acceptance (including issuance of an invoice in accordance with Section 13) or notice of rejection within fifteen (15) days from receipt of Buyer’s offer, and unless Seller requests modification of a material term or condition expressed herein within that same fifteen (15) day period, Buyer and Seller hereby agree that Seller shall be deemed to accept this offer, and the terms and conditions of this Purchase Order shall apply in their entirety as written.

3. MODIFICATIONS - Prior to Seller’s acceptance of Buyer’s offer to purchase, Buyer may add, delete, or modify any term or condition in this offer, but must do so in writing, or orally followed by prompt written confirmation. Subsequent to acceptance by the Seller, Buyer may modify the items ordered or the specifications at any time; provided, however, if such modification causes an item to be more costly for Seller to supply, Seller may increase the purchase price of that item to Buyer. Modifications shall become part of the Purchase Order whenever confirmed in writing by Buyer.

4. PRICE - The prices included on the front of this Purchase Order are firm and fixed unless otherwise agreed in writing by Buyer. Buyer shall receive the benefit of any general reductions in Seller’s prices prior to delivery. For each item purchased hereunder, Buyer shall pay Seller the price on the face of the Purchase Order, unless otherwise agreed in writing. If the Purchase Order fails to state a price, Seller shall immediately notify Buyer of the price and Buyer shall have fifteen (15) days from the date of receipt of the price notification to accept or reject the price. If the price is rejected with regard to any item, the Purchase Order is automatically terminated with regard to that item only, and any such items in the possession of Buyer may be returned to Seller at Seller’s expense.

5. QUANTITY - Buyer shall be obligated to purchase and accept only the quantity of items described herein and any items received in excess thereof or substituted by Seller may be returned to Seller at Seller’s risk and expense.

6. EXPEDITING AND INSPECTION - Seller shall provide to Buyer any information pertinent to this Purchase Order and shall allow Buyer and its agents to have access to any production facility in order that Buyer may witness the progress of the items and services and inspect the materials being used. Buyer shall have the right to inspect each item or service when completed whether paid for or not by Buyer. Neither Buyer’s inspection nor failure to inspect shall relieve Seller of its obligations hereunder. Items and services may be rejected by Buyer if they fail to meet the agreed specifications identified on the face of the Purchase Order, and such items shall be returned to Seller at Seller’s cost.

7. GENERAL WARRANTY - In addition to the implied warranties under the Uniform Commercial Code, Seller expressly represents and warrants to Buyer that all items and services furnished under this Purchase Order shall (a) conform to the specifications and other requirements furnished by Buyer, (b) be new and of merchantable quality, (c) be of good material and workmanship, (d) be free from any defects, (e) be fit for any ordinary or intended particular purpose, and (f) are manufactured, produced and / or performed in compliance with all applicable laws, rules, orders and regulations, and that Seller has merchantable title to all items free and clear of any security interests, liens or other encumbrances. The representations and warranties in this Section 7 and in Section 8 shall survive the termination of this Purchase Order for whatever reason.

8. DEFECTS - If any item, for a minimum period of twelve months (12) from date of installation or eighteen months (18) from date of shipment whichever occurs first, proves to be defective or fails to conform to the designated specification, Seller shall repair or replace the item provided that Buyer gives Seller reasonable notice of the defect. At Buyer’s option, defective parts may be repaired or replaced by Seller at the Buyer’s facility or wherever the part is located or may be returned to Seller’s facility or to an authorized repair center, all at Seller’s expense other than transportation costs to return the defective part which shall be paid by Buyer. Seller shall, for a period of three (3) years after the date of shipment of the items sold hereunder, retain all documents which relate to the materials and process used in performing the work required under this Purchase Order, and shall make those documents available to Buyer for inspection and copying.

9. INDEMNITY - (a) Seller’s Indemnification. SELLER AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER, ITS REPRESENTATIVES, OFFICERS, AGENTS, EMPLOYEES, AFFILIATES, ASSIGNS, AND SHAREHOLDERS (“BUYER INDEMNITEES”) FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES AND EXPENSES DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO BODILY INJURY OR DEATH OF, OR DAMAGE TO PROPERTY OF SELLER OR ITS SUBCONTRACTORS, ARISING OUT OF, OR RELATED TO, THE PERFORMANCE OR SUBJECT MATTER OF THIS PURCHASE ORDER OR THE ITEMS OR SERVICES FURNISHED HEREUNDER OR THE INGRESS, EGRESS, LOADING, OR UNLOADING OF CARGO OR PERSONNEL, AND EXPRESSLY INCLUDING ANY CLAIMS, LOSSES AND EXPENSES ACTUALLY OR ALLEGEDLY CAUSED BY ANY NEGLIGENCE, FAULT OR STRICT LIABILITY (OF WHATEVER NATURE OR CHARACTER) OF BUYER INDEMNITIEES OR ANY OTHER PERSON OR ENTITY OR THE UNSEAWORTHINESS OR UNAIRWORTHINESS OF VESSELS OR CRAFT, WHETHER OR

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NOT PRECEDING THE EXECUTION OF THIS PURCHASE ORDER. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO, BOTH SELLER AND BUYER, THAT THE INDEMNITY PROVIDED FOR IN THIS SECTION IS AN INDEMNITY BY SELLER TO INDEMNIFY AND PROTECT BUYER INDEMNITEES FROM THE CONSEQUENCES OF BUYER INDEMNITEES’ OWN NEGLIGENCE, FAULT OR STRICT LIABILITY, WHETHER THAT NEGLIGENCE, FAULT OR STRICT LIABILITY IS THE SOLE, JOINT OR CONCURRING CAUSE OF THE INJURIES OR DEATH OR PROPERTY DAMAGE (BUT EXPRESSLY EXCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BUYER INDEMNITEES).

(b) Buyer’s Indemnification. BUYER AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES AND EXPENSES DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO BODILY INJURY OR DEATH OF OR DAMAGE TO PROPERTY (EXCEPT FODAMAGE TO THE ITEMS OR SERVICES PROVIDING UNDER THIS PURCHASE ORDER) OF BUYER, ARISING OUT OF, OR RELATED TO, THE PERFORMANCE OR SUBJECT MATTER OF THIS PURCHASE ORDER OR THE ITEMS OR SERVICES FURNISHED HEREUNDER OR THE INGRESS, EGRESS, LOADING, OR UNLOADING OF CARGO OR PERSONNEL, AND EXPRESSLY INCLUDING ANY CLAIMS, LOSSES AND EXPENSES ACTUALLY OR ALLEGEDLY CAUSED BY ANY NEGLIGENCE, FAULT OR STRICT LIABILITY (OF WHATEVER NATURE OR CHARACTER) OF SELLER OR ANY OTHER PERSON OR ENTITY OR THE UNSEAWORTHINESS OR UNAIRWORTHINESS OF VESSELS OR CRAFT, WHETHER OR NOT PRECEDING THE EXECUTION OF THIS PURCHASE ORDER. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO, BOTH SELLER AND BUYER, THAT THE INDEMNITY PROVIDED FOR IN THIS SECTION IS AN INDEMNITY BY BUYER TO INDEMNIFY AND PROTECT SELLER FROM THE CONSEQUENCES OF SELLER’S OWN NEGLIGENCE, FAULT OR STRICT LIABILITY, WHETHER THAT NEGLIGENCE, FAULT OR STRICT LIABILITY IS THE SOLE, JOINT OR CONCURRING CAUSE OF THE INJURIES OR DEATH OR PROPERTY DAMAGE (BUT EXPRESSLY EXCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER). This Section 9 shall survive the termination or expiration of this Purchase Order for whatever reason.

10. DELIVERY - Seller shall prepare the items sold hereunder for delivery to the destination specified within the time period specified on the face of the Purchase Order, or within a reasonable time if no time is specified. If Seller does not prepare the items within the applicable time period, Buyer may require Seller perform services in the most expeditious means, and Seller shall pay and be liable for all costs and damages incurred by Buyer due to the Seller’s delay; provided that, Seller’s liability for delay damages in performing hereunder shall not exceed Five Hundred Thousand Dollars ($500,000), provided further that such cap shall not (a) be construed to limit Seller’s obligation to provide the items and services hereunder for the price set forth in the face of the Purchase Order, nor (b) apply in the event of Supplier’s willful misconduct or abandonment of this Purchase Order. Seller shall, without exception, forward to Buyer the express receipt or bill of lading signed by the carrier to evidence shipment, and the receipt or bill of lading shall be attached to the original invoice submitted by Seller.

11. CONFLICTS OF INTEREST - Seller shall not, and shall ensure that each of its subcontractors and the agents and employees of each of them shall not (a) pay any commissions or fees, or grant any rebates, to any employee or officer of Buyer or its affiliates, (b) favor employees or officers of same with gifts or entertainment of a significant cost or value, or (c) enter into any business arrangements with employees or officers of same. With respect to the supply and performance of goods and services under this Purchase Order, Seller shall, and shall cause each of its subcontractors and the agents and employees of each of them to comply with (i) all applicable provisions of the Foreign Corrupt Practices Act of the United States (15 U.S.C. § 78dd-1 and 2), and (ii) the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions as implemented in the domestic law of any state to which Seller and its subcontractors and the agents and employees of each of them is subject and not to take any action that could result in Buyer or any of its affiliates becoming subject to any action, penalty or loss of benefits thereunder.

12. HAZARDOUS MATERIAL - Seller is responsible for supplying to Buyer and Buyer’s receiving agent “Material Safety Data Sheets” and other required documents on any materials classified as hazardous per Section 48 of the Code of Federal Regulations and any other government regulation. Seller is responsible for complying with all Federal and State laws regarding packaging, marking and shipment of hazardous materials for delivery to the designated receiving location and will hold Buyer harmless from and against any damage or loss which Buyer may incur due to such failure.

13. INVOICING - Seller shall invoice Buyer for all items sold hereunder. Each invoice shall specify Buyer’s Purchase Order number and date, and the specific items being invoiced. Invoices shall be delivered to Buyer, along with appropriate lien and claim waivers in such forms to be provided by Buyer, on or after the date the items are produced and available to Buyer. If Seller allows Buyer a payment discount for cash, the time allowed to make that payment shall commence on the date Buyer receives a correct invoice. All invoices must be mailed within one year after the relevant items are shipped. Any legal action regarding payment of an invoice must be commenced by Seller within one year after the date the invoice was mailed or Seller’s right to payment shall be deemed conclusively waived.

14.	TAXES - Any and all state and local sales and use taxes shall be paid by Buyer.

15. TERMINATION FOR CONVENIENCE - At any time, Buyer may terminate for its convenience all or any separable part of this Purchase Order by giving written notice to Seller. On the date notice of such termination is received by Seller, Seller shall: (i) discontinue all work relating to the items so terminated, (ii) place no additional orders, (iii) preserve and protect materials on hand purchased for or committed to this Purchase Order, work for items and services in progress, and completed items and services both in Seller’s and in its subcontractors plants pending Buyer’s written instructions, and (iv) dispose of same in accordance with Buyer’s written instructions, and provided that all costs of disposal pursuant to Buyer’s instructions shall be borne by Buyer, without markup and less any salvage value.

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Buyer’s sole and exclusive liability to Seller upon termination under this Section shall be pursuant to the cancellation schedule set forth in the face of the Purchase Order, if applicable; otherwise, it shall be payment of the percentage of the price corresponding to the percentage of the items provided or services performed prior to the notice of termination, less all amounts previously paid. Upon request, Seller shall deliver to Buyer all items and services paid for by Buyer.

16. TERMINATION FOR DEFAULT - Each of the following events shall constitute a material default by Seller for purpose of this Purchase Order: (a) any proceeding under the Bankruptcy Code by or against Seller or the appointment of a trustee for the benefit of creditors; (b) a refusal or failure of Seller to deliver the items, or to perform the services, in accordance with the agreed delivery schedule, or within a reasonable time if no time is specified; (c) failure to make progress so as to jeopardize the performance of this Purchase Order in accordance with its terms; (d) assignment of all or any part of this Purchase Order without Buyer’s consent; or (e) failure to perform any other material provision of this Purchase Order. In the event Seller does not cure any such default within a period of fifteen (15) days after notice thereof, or such longer period as Buyer may authorize in writing, then Buyer may give written notice to Seller to terminate this Purchase Order or any part thereof. In the event of termination for default, Buyer shall not be liable to Seller for payment of any amount beyond the value of any items shipped or received and accepted by Buyer, less damages suffered by Buyer. Seller shall be liable to Buyer for any and all damages sustained by reason of such default.

17. CONFIDENTIALITY - All information furnished by Buyer hereunder, and any information furnished by Seller in connection with an item specifically designed or manufactured for Buyer, shall be the proprietary information of Buyer. Seller shall disclose Buyer’s proprietary information to a third party only with the prior written consent of Buyer or if required to do so under a valid court order. Upon request Seller shall return all such information to Buyer.

18. Intentionally omitted.

19. INSTALLATION - Buyer shall be responsible for installation of the items purchased hereunder at its own expense unless otherwise specified herein.

20. FORCE MAJEURE - Time is of the essence in the performance of this Purchase Order. The conduct of Buyer’s business is based upon timely obtaining the items described herein. Neither Buyer nor Seller shall be liable to the other for failure to perform in accordance with the provisions of this Purchase Order if such failure is due to catastrophic acts of God (such as hurricane, named tropical storm in the Gulf of Mexico, earthquake, tornado, tsunami or lightning); war; riot; civil commotion; strike by labor other from that employed by Buyer or Seller; insurrection; government orders, rules, regulations, suspensions or requisitions of any kind; or fire; provided that such act or event (i) renders impossible the affected party’s performance of its obligations under this Purchase Order, (ii) is beyond the control of the affected party and not due to its fault or negligence, and (iii) could not have been prevented or avoided by the affected party through the exercise of due diligence, including the expenditure of any reasonable sum taking into account the price under this Purchase Order. An event satisfying all of the requirements of this Article 18.1 shall be referred to as a “Force Majeure Event.” If Seller is entitled to relief under this Section 20 for a Force Majeure Event, Seller must notify Buyer in writing within five (5) calendar days of the occurrence of the Force Majeure Event or forfeit its exclusion from liability under this Section. The notice must contain reasons for the delay and an estimate of the delay in shipment of the items. After receipt of such notice, Buyer shall have the right at its sole option either to accept Seller’s delay in ability to perform or require Seller to initiate corrective actions to overcome the delay or terminate the order in accordance with Section 15.

21. GOVERNING LAW - This Purchase Order shall be governed by, and construed in accordance with, the laws of the state of Texas (without giving effect to the principles thereof relating to conflicts of law). The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Purchase Order.

22. COMPLIANCE WITH LAWS - Seller agrees to comply with all laws, orders and regulations of public authorities, including specifically those governing labor and wages. Seller agrees to accept exclusive liability for the payment of any state, municipal or federal payroll taxes, and for workmen’s compensation, employer’s liability and general public liability and property damage insurances. To the extent the Federal Equal Employment Opportunity Regulations, the Federal Acquisition Regulations, or both, may be applicable to this Purchase Order, Seller agrees to comply with all provisions of the orders, regulations and laws relating thereto.

23. PATENTS - Seller shall defend and hold Buyer harmless from all costs or damages arising out of alleged patent infringement regarding any item sold hereunder. If Buyer is enjoined from using any item, Seller shall promptly secure termination of the injunction, replace the item with a non-infringing item, or remove the infringing item at Seller’s expense and refund to Buyer all amounts paid in relation to the infringing item. Seller shall likewise hold Buyer harmless against any claim for infringement of copyright, trademark or other proprietary rights, or claims of unfair competition resulting from Buyer’s use, possession, purchase or sale of any item purchased hereunder.

24. TITLE - If Buyer makes progress payments to Seller under this Purchase Order, title to the items and related services shall pass to Buyer upon the earlier of: (i) the time that Seller identifies the items to this Purchase Order and (ii) Buyer’s payment for such items and services under such progress payment. Seller shall clearly identify the items (including raw materials and components) as property of Buyer by visible marking or tagging.

25. REMEDIES - Any waiver by Buyer of any breach of any term or condition of this Purchase Order shall not constitute a waiver of any such subsequent breach of the same or any other term or condition hereof. The rights and remedies of Buyer set forth herein are not exclusive, but are in addition to all other rights and remedies of Buyer at law and in equity. Seller agrees that any right, or remedy of Buyer

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under this Purchase Order shall extend to Buyer’s parent company, as well as any affiliate, assignee, customer or client of Buyer, and any party(ies) on whose behalf this Purchase Order was issued.

26. ASSIGNMENT AND SETOFF - This Purchase Order, including amounts payments to be paid hereunder, shall not be assigned or transferred in whole or in part without Buyer’s prior written consent. All claims for monies due, or to become due, from Buyer shall be subject to Buyer’s deduction of any amount due or to become due from Seller arising out of this or any other transaction with Seller.

27. AUDIT - If compensation hereunder is calculated according to the cost of the materials plus a designated percent of that cost in lieu of an established fixed price, Buyer, upon reasonable notice and at its expense, may from time to time audit those portions of Seller’s records which relate to the price paid for the materials used in performing the Purchase Order. Seller shall maintain all such records and data for at least three (3) years after the date of delivery of the items and shall make such records and data available to Buyer for inspection and copying.

28. ENTIRE AGREEMENT - This Purchase Order, including expressly incorporated attachments, constitutes the entire agreement between the Buyer and Seller regarding the subject matter of this Purchase Order, and supersedes all prior bids, awards, discussions, negotiations and agreements regarding the subject matter. Any amendment to this Purchase Order, including an oral modification supported by new consideration, must be in writing and must be signed by Buyer and Seller before it shall be effective. In the event there is any conflict between any provision typed on the face of this Purchase Order these Terms and Conditions or the specifications, such ambiguity, conflict or discrepancy shall be resolved in the foregoing order.

29. DISPUTE RESOLUTION - Any claim, dispute, controversy, difference, disagreement, or grievance (of any kind or type, whether based on contract, tort, statute, regulation or otherwise) arising out of, connected with or relating in any way to this Purchase Order (including the construction, validity, interpretation, termination, enforceability or breach of this Purchase Order, or any dispute over arbitrability or jurisdiction) (“Dispute”) not resolved through negotiation shall be decided by final, binding arbitration. Arbitration of any Dispute shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 29, be governed by the AAA commercial arbitration rules then in effect. The arbitration shall be conducted by three (3) arbitrators, unless otherwise agreed by the Parties in writing. The arbitrators shall determine the rights and obligations of the Parties according to the substantive law required by Section 21; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C § 1, et seq. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The arbitration shall be conducted in the English language and all submissions shall be made in the English language or with an English translation; provided that witnesses may provide testimony in a language other than English if a simultaneous English translation is provided. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrators. This agreement to arbitrate is binding upon the parties and the successors and permitted assigns of any of them. At Buyer’s sole option, any other person or entity may be joined as an additional party to any arbitration conducted under this Section 29, provided that the party to be joined is or may be liable to either Seller or Buyer in connection with all or any part of any Dispute between the Seller or Buyer. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

30. SUBCONTRACTORS - Seller shall be responsible for the acts or omissions of any subcontractor as fully as if they were the acts or omissions of Seller.

31. WAIVER OF CONSEQUENTIAL DAMAGES - NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS PURCHASE ORDER TO THE CONTRARY, NEITHER SELLER NOR BUYER SHALL BE LIABLE UNDER THIS PURCHASE ORDER OR UNDER ANY CAUSE OF ACTION RELATED TO THE SUBJECT MATTER OF THIS PURCHASE ORDER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY OR ANY OTHER CAUSE OF ACTION FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING LOSS OF PROFITS, USE, OPPORTUNITY, REVENUES, FINANCING, BONDING CAPACITY, OR BUSINESS INTERRUPTIONS; PROVIDED THAT THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION 31 SHALL NOT APPLY (i) TO SELLER’S LIABILITY UNDER SECTION 10, OR (ii) IF BUYER TERMINATES THIS PURCHASE ORDER IN ACCORDANCE WITH SECTION 16.

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Purchase Order Terms & Conditions